Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of November 21, 2019, by and between Alpine Income Property Trust, Inc., a Maryland corporation (the “Company”), and Consolidated-Tomoka Land Co., a Florida corporation (the “Purchaser”).

RECITALS

WHEREAS, the Purchaser has a substantive, pre-existing relationship with the Company;

WHEREAS, the Company has filed a registration statement on Form S-11 (File No. 333-234304)  (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”) in connection with a proposed initial public offering (the “IPO”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”); and

WHEREAS, the Company desires to issue and sell, and the Purchaser desires to purchase, upon the terms and conditions set forth in this Agreement, 394,737 shares of common stock having a value of $7.5 million, based upon the initial public offering price per share of Common Stock in the IPO (the “Private Placement Shares”).

AGREEMENT

NOW THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions herein contained and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.         Purchase and Sale of Private Placement Shares. On November 26, 2019, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase from the Company, at a purchase price per Private Placement Share equal to the public offering price per share of Common Stock in the IPO, 394,737 shares of Common Stock constituting the Private Placement Shares. No placement fee or underwriting discount shall be paid by the Purchaser in connection with the purchase and sale of the Private Placement Shares.

2.         Closing. The closing of the purchase and sale of the Private Placement Shares hereunder, including payment for and delivery of the Private Placement Shares, will take place at the offices of the Company or the Company’s legal counsel concurrently with, and shall be subject to, the completion of the IPO.

3.         Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

(a)        The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland and the Company has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

(b)        All corporate action necessary to be taken by the Company to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Company in connection with the transactions contemplated hereby has been duly and validly taken and this Agreement has been duly executed and delivered by the Company. This Agreement constitutes the valid, binding and enforceable obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The issuance and sale by the Company of the Private Placement Shares does not conflict with  organizational documents of the Company or any material contract by which the Company or its property or assets is bound, or any federal or state laws or regulations or decree, ruling or judgment of any United States or state court applicable to the Company or its property or assets.

(c)        Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Purchaser will have good title to the Private Placement Shares free and clear of all liens, claims and encumbrances of any kind, other than transfer restrictions hereunder and the Company’s organizational documents.

(d)        The Company has a substantive, pre-existing relationship with the Purchaser. The Company (i) did not identify or contact the Purchaser through the marketing of the IPO and (ii) was not independently contacted by the Purchaser as a result of the general solicitation by means of the Registration Statement.

4.         Representations and Warranties of the Purchaser.  The Purchaser represents and warrants to the Company as follows:

(a)        The Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

(b)        The Private Placement Shares are being acquired for the Purchaser’s own account, only for investment purposes and not with a view to, or for resale in connection with, any public distribution or public offering thereof within the meaning of the Securities Act.

(c)        The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida and the Purchaser has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

(d)        All corporate action necessary to be taken by the Purchaser to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Purchaser in connection with the transactions contemplated hereby has been duly and validly taken and this Agreement has been duly executed and delivered by the Purchaser. This Agreement constitutes the valid, binding and enforceable obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The purchase by the Purchaser of the Private Placement Shares does not conflict with the organizational documents of the Purchaser or with any material contract by which the Purchaser or its property or assets is bound, or any laws or regulations or decree, ruling or judgment of any court applicable to the Purchaser or its property or assets.

(e)        The Purchaser understands and acknowledges that the offering of the Private Placement Shares pursuant to this Agreement will not be registered under the Securities Act and exempt from registration pursuant to applicable state securities or blue sky laws and, therefore, the Private Placement Shares will be characterized as “restricted securities” within the meaning of Rule 144 under the Securities Act and may not be sold or offered for sale or otherwise distributed unless the Private Placement Shares are subsequently registered under the Securities Act and qualified under state law or unless an exemption from such registration and such qualification is available.

(f)        The Purchaser has a substantive, pre-existing relationship with the Company. The Purchaser (i) was not identified or contacted through the marketing of the IPO and (ii) did not independently contact the Company as a result of the general solicitation by means of the Registration Statement.

(g)        The Purchaser (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Purchaser’s investment in the Private Placement Shares, (ii) has the ability to bear the economic risks of the Purchaser’s investment in the Private Placement Shares, and (iii) has not been offered the Private Placement Shares by any form of advertisement, article, notice,  or other communication published in any newspaper, magazine or similar medium, or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such medium.

5.         Registration Rights.  As a further inducement for the Purchaser to purchase the Private Placement Shares, at the time of the completion of the IPO, the Company and the Purchaser shall enter into a registration rights agreement, substantially in the form attached as Exhibit A hereto, pursuant to which the Company will grant certain registration rights to the Purchaser relating to the Private Placement Shares.

6.         Legends. Each certificate, if any, representing the Private Placement Shares shall be endorsed with the following legend or a substantially similar legend:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and are “restricted securities” as defined in Rule 144 promulgated under the Securities Act. The securities may not be sold or offered for sale or otherwise distributed except (i) in conjunction with an effective registration statement for the shares under the Securities Act of 1933, as amended, or (ii) pursuant to an opinion of counsel, satisfactory to Alpine Income Property Trust, Inc., that such registration or compliance is not required as to said sale, offer, or distribution.”

7.         Miscellaneous.

(a)        Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement or their obligations hereunder.

(b)        Amendments. This Agreement may not be amended, modified or waived, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

(c)        Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

(d)        Governing Law; Jurisdiction. This Agreement, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the laws of the State of New York. The parties hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of Florida or the United States District Court for the Middle District of Florida, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties hereby waive any objection to such exclusive jurisdiction and agree not to plead or claim that such courts represent an inconvenient forum.

(e)        Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(f)        No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(g)        Severability. In case any provision of this Agreement shall be found by a court of law to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

(h)        Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and they supersede, merge, and render void every other prior written and/or oral understanding or agreement among or between the parties hereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ALPINE INCOME PROPERTY TRUST, INC.

By:	/s/ Daniel E. Smith
Name: Daniel E. Smith
Title: Senior Vice President, General Counsel and Corporate Secretary

CONSOLIDATED-TOMOKA LAND CO.

By:	/s/ Daniel E. Smith
Name: Daniel E. Smith
Title: Senior Vice President, General Counsel and Corporate Secretary

[Signature Page to Stock Purchase Agreement (Concurrent CTO Private Placement)]

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

Exh. A-1